Exhibit 99.1

Not for release, publication or distribution, in whole or in part, directly or indirectly, in any jurisdiction in which the release, publication or distribution would be unlawful.

LIBERTY GLOBAL AND SUNRISE SCHEDULE INVESTOR CALL TO DISCUSS SPIN-OFF TIMINGS INCLUDING MECHANICS OF ADS CONVERSION

Denver, Colorado – October 29, 2024

Liberty Global Ltd. (“Liberty Global” or the “Company”) (NASDAQ: LBTYA, LBTYB and LBTYK) and Sunrise Communications AG today announced plans to host an investor call to discuss the upcoming Sunrise spin-off timings including the mechanics of the ADS conversion.

You are invited to join the investor call, which will begin at 10:00 a.m. (Eastern Time) on Friday, November 1, 2024. During the call, Liberty Global’s General Counsel, Bryan H. Hall, and its investor relations team will discuss the transaction and address investor questions.

We recommend pre-registration by using the link below to receive a calendar invitation with call access details and unique PIN:

Registration Link: https://www.netroadshow.com/events/login?show=bfd72986&confId=73209

If you encounter difficulties registering and still wish to participate in the call:

International: +1 404 975 4839 United States (Toll-Free): +1 833 470 1428
Access Code: 284597

A replay of the call will be available in the Investor Relations sections of the Company’s website for at least 30 days.

ABOUT LIBERTY GLOBAL

Liberty Global (NASDAQ: LBTYA, LBTYB and LBTYK) is a world leader in converged broadband, video and mobile communications services. We deliver next-generation products through advanced fiber and 5G networks, and currently provide over 85 million* connections across Europe. Our businesses operate under some of the best-known consumer brands, including Sunrise in Switzerland, Telenet in Belgium, Virgin Media in Ireland, UPC in Slovakia, Virgin Media-O2 in the U.K. and VodafoneZiggo in The Netherlands. Through our substantial scale and commitment to innovation, we are building Tomorrow’s Connections Today, investing in the infrastructure and platforms that empower our customers to make the most of the digital revolution, while deploying the advanced technologies that nations and economies need to thrive.

Liberty Global's consolidated businesses generate annual revenue of more than $7 billion, while the VMO2 JV and the VodafoneZiggo JV generate combined annual revenue of more than $18 billion.**

Liberty Global Ventures, our global investment arm, has a portfolio of more than 75 companies and funds across the content, technology and infrastructure industries, including stakes in companies like ITV, Televisa Univision, Plume, AtlasEdge and the Formula E racing series.

* Represents aggregate consolidated and 50% owned non-consolidated fixed and mobile subscribers. Includes wholesale mobile connections of the VMO2 JV and B2B fixed subscribers of the VodafoneZiggo JV.

** Revenue figures above are provided based on full year 2023 Liberty Global consolidated results and the combined as reported full year 2023 results for the VodafoneZiggo JV and full year 2023 U.S. GAAP results for the VMO2 JV.

Sunrise, Telenet, the VMO2 JV and the VodafoneZiggo JV deliver mobile services as mobile network operators. Virgin Media Ireland delivers mobile services as a mobile virtual network operator through third-party networks. UPC Slovakia delivers mobile services as a reseller of SIM cards.

Liberty Global Ltd. is listed on the Nasdaq Global Select Market under the symbols "LBTYA", "LBTYB" and "LBTYK".

For more information, please visit www.libertyglobal.com or contact:

Investor Relations	Corporate Communications
Michael Bishop +44 20 8483 6246	Bill Myers +1 303 220 6686
Bethany Cannon +44 7714 657 776	Matt Beake +44 20 8483 6428

ABOUT SUNRISE

Sunrise LLC, a subsidiary wholly owned by Liberty Global, is Switzerland's largest private telecommunications company.

Sunrise provides high-quality mobile, landline, broadband and TV services to residential customers. Sunrise offers business customers 360° communications solutions and integrated ICT solutions for connectivity, security and IoT from a single source to take companies forward in their quest for digitalisation. They benefit from a powerful ecosystem of strategic partners and superb end-to-end service with solutions perfectly tailored to their needs.

With its hybrid fibre network, which includes a world-class mobile network, Sunrise is a leading provider of giga-speed internet in Switzerland. The Sunrise broadband network reaches more than 95% of Swiss households with giga speeds and Sunrise provides 5G mobile coverage to practically the whole of the Swiss population. The Sunrise mobile network is the only network in Switzerland to have been awarded the highest rating of "OUTSTANDING" in the connect mobile-network test eight times in a row. Sunrise offers the highest quality of mobile broadband Internet and the largest 5G network in Switzerland (connect issue 1/2024).

As of the end of June 2024, the Sunrise customer base included around 3.3 million mobile, 1.26 million broadband and 1.26 million TV customers (RGU), as well as thousands of companies as business customers.

Sunrise boasts a dynamic and international environment where everyone has a voice, where perspectives are shared and where values are respected. Being an employer that provides equal opportunities to a diverse workforce is critical to the success of the company. Roughly 2,600 employees (FTE) from around 80 nations, representing many different languages and religions, contribute to the success of Sunrise with their expertise, innovative thinking and exceptional commitment, and reflect the diversity of their customers.

www.sunrise.ch

No Offer to Sell or Solicit

This communication is not an offer to sell or a solicitation of offers to purchase or subscribe for shares or a solicitation of any vote or approval. This document is not a prospectus within the meaning of the Swiss Financial Services Act and not a prospectus under any other applicable laws. Copies of this document may not be sent to, distributed in or sent from jurisdictions in which this is barred or prohibited by law. The information contained herein shall not constitute an offer to sell or the solicitation of an offer to buy, in any jurisdiction in which such offer or solicitation would be unlawful prior to registration, exemption from registration or qualification under the securities laws of any jurisdiction and there shall be no sale of securities in any such jurisdiction.

This announcement is only addressed to and directed at specific addressees who: (A) if in member states of the European Economic Area (the EEA) are people who are “qualified investors” within the meaning of Article 2(e) of Regulation (EU) 2017/1129 (as amended) (the Prospectus Regulation) (Qualified Investors); and (B) if in the U.K., are “qualified investors” within the meaning of Article 2(e) of the UK version of the Prospectus Regulation as it forms part of domestic law in the U.K. by virtue of the European Union (Withdrawal) Act 2018 (the UK Prospectus Regulation) who are: (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the Order); or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order; or (C) are other persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (as amended)) in connection with the sale of any securities of Sunrise or any member of its group may otherwise lawfully be communicated or caused to be communicated (all such persons referred to in (B) and (C) being Relevant Persons). This announcement must not be acted on or relied on (i) in the U.K., by persons who are not Relevant Persons and (ii) in any member state of the EEA by persons who are not Qualified Investors. Any investment activity to which this announcement relates (i) in the U.K. is available only to, any may be engaged in only with, Relevant Persons; and (ii) in any member state of the EEA is available only to, and may be engaged only with, Qualified Investors.

This communication is an advertisement for the purposes of the Prospectus Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended) and underlying legislation. It is not a prospectus. A copy of any prospectus published by Sunrise will, if approved and published, be made available for inspection on the Liberty Global website at www.libertyglobal.com subject to certain access restrictions.

This communication constitutes advertising in accordance with article 68 of the Swiss Financial Services Act. Such advertisements are communications to investors aiming to draw their attention to financial instruments. Any investment decisions with respect to any securities should not be made based on this advertisement.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the spin-off of Liberty Global’s businesses attributed to Sunrise into a separate publicly traded company (the Transaction) and other information and statements that are not historical fact. These forward-looking statements are subject to certain risks and uncertainties, some of which are beyond Liberty Global’s and Sunrise’s control, that could cause actual results to differ materially from those expressed or implied by these statements. Such risks and uncertainties include Liberty Global’s ability to satisfy the conditions to the Transaction on the expected timeframe or at all, the trading and development of a trading market for Sunrise’s Class A shares on the SIX Swiss Exchange and for Sunrise’s Class A American depositary shares on the Nasdaq Global Select Market, the Liberty Global Board of Directors’ discretion to decide not to complete the Transaction for any reason, Liberty Global’s ability to realize the expected benefits from the Transaction, unanticipated difficulties or costs in connection with the Transaction, Sunrise’s ability to successfully operate as an independent public company and maintain its relationships with material counterparties after the Transaction and other factors detailed from time to time in Liberty Global’s or Sunrise’s filings with the Securities and Exchange Commission, including Liberty Global’s most recently filed annual report on Form 10-K, as it may be supplemented from time to time by Liberty Global’s quarterly reports and other subsequent filings.

These forward-looking statements speak only as of the date hereof. Liberty Global and Sunrise expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Global’s or Sunrise’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You are cautioned not to place undue reliance on any forward-looking statement.